Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2018, with respect to the consolidated financial statements included in the Annual Report of Emergent Capital, Inc. on Form 10-K for the year ended December 31, 2017. We hereby consent to the incorporation by reference of said report in the Registration Statements of Emergent Capital, Inc. on Form S-1 (File No. 333-220187), Forms S-3 (File No. 333-198659 and File No. 333-198658), and on Form S-8 (File No. 333-172113).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida
March 13, 2018